     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 2000,
                                                  REGISTRATION NO. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               ALTERA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                              77-0016691
-------------------------------                            ----------------------
(State or other jurisdiction of                                 (IRS Employer
 incorporation or organization)                            Identification Number)


                              101 INNOVATION DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 544-7000
               (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                         RESTRICTED STOCK PURCHASE RIGHT
                             1996 STOCK OPTION PLAN
                        1987 EMPLOYEE STOCK PURCHASE PLAN

                           (Full title of the plan(s))

                             ----------------------

                                  RODNEY SMITH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               ALTERA CORPORATION
                              101 INNOVATION DRIVE
                               SAN JOSE, CA 95134
                                 (408) 544-7000
(Name, address, and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:

C. WENDELL BERGERE, ESQ.                                JUSTIN L. BASTIAN, ESQ.
   ALTERA CORPORATION                                    COREY A. LEVENS, ESQ.
  101 INNOVATION DRIVE                                  MORRISON & FOERSTER LLP
   SAN JOSE, CA 95134                                      755 PAGE MILL ROAD
                                                        PALO ALTO, CA 94304-1018


                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                   PROPOSED             PROPOSED
                TITLE OF                                           MAXIMUM               MAXIMUM
               SECURITIES                          AMOUNT          OFFERING             AGGREGATE         AMOUNT OF
                 TO BE                             TO BE          PRICE PER             OFFERING        REGISTRATION
               REGISTERED                        REGISTERED          SHARE                PRICE              FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value issuable to:
   Restricted Stock Purchase Right                   10,000      $  0.001 (1)                 $10.00           $0.00
   1996 Stock Option Plan                         6,500,000      $102.0625(2)        $663,406,250.00     $175,139.25
   1987 Employee Stock Purchase Plan                450,000      $102.0625(2)         $45,928,125.00      $12,125.03
                                                  ---------      -----------         ---------------     -----------
====================================================================================================================
                  TOTAL                           6,960,000                          $709,334,385.00     $187,264.28
====================================================================================================================

(1) Computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended. Such computation is based on the exercise price of $.001 per share covering shares to be sold pursuant to the Restricted Stock Purchase Right.
(2) Computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended. Such computation is based on the average of the high and low price as reported on The Nasdaq National Market on July 12, 2000.


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                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference in this Registration Statement the following documents:

1. The Company's Annual Reports on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1999, filed with the Securities and Exchange Commission (the "Commission") on March 24, 2000, and March 29, 2000, respectively, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 12, 2000, pursuant to Section 13(a) of the Exchange Act.

3. The description of the Company's Common Stock as set forth in the Registration Statement on Form 8-A filed with the Commission on March 18, 1988, pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

4. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Certificate of Incorporation and By-laws require the Registrant to indemnify officers and directors of the Registrant to the fullest extent permitted by the Delaware General Corporation Law. Article SEVENTH of the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damage for breach of their fiduciary duty as a director, to the extent allowed under Delaware law. Article VII of the Registrant's By-Laws provides, among other things, that (i) the Registrant is required to


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indemnify its directors and officers and persons serving in such capacities in other business enterprises at the Registrant's request, (ii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, provided that such individual delivers an undertaking to the Registrant that he or she will repay all amounts advanced in the event it is ultimately determined that such individual is not entitled to be indemnified, (iii) the rights conferred in the By-Laws are not exclusive and
(iv) the Registrant may not retroactively amend the By-Law provisions in a way that is adverse to such directors and officers.

     The Registrant's policy is to enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the By-Laws, as well as certain additional procedural protections.

     Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant intends to enter into indemnification agreements to such effect with its officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

     Exhibit No.              Description
     -----------              -----------
          5.1                 Opinion of Morrison & Foerster LLP

         23.1                 Consent of PricewaterhouseCoopers LLP

         23.2                 Consent of Counsel (included in Exhibit 5.1)

         24.1                 Power of Attorney (See page 7)

ITEM 9. UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


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               (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the


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securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 18, 2000.

                               ALTERA CORPORATION



                               By: /s/ Nathan M. Sarkisian
                                  ----------------------------------------------
                                  Nathan M. Sarkisian, Senior Vice President and Chief Financial Officer



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

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rodney Smith and Nathan M. Sarkisian, and each of them, as his attorney-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                             TITLE                       DATE
          ---------                             -----                       ----
/s/ Rodney Smith                President and Chief Executive Officer   July 18, 2000
-----------------------------   (Principal Executive Officer) and
Rodney Smith                    Chairman of the Board of Directors

/s/ Nathan M. Sarkisian         Senior Vice President and Chief         July 18, 2000
-----------------------------   Financial Officer (Principal
Nathan M. Sarkisian             Financial and Accounting Officer)

/s/ Charles M. Clough           Director                                July 18, 2000
-----------------------------
Charles M . Clough

/s/ Michael A. Ellison          Director                                July 18, 2000
-----------------------------
Michael A. Ellison

/s/ Paul Newhagen               Director                                July 18, 2000
-----------------------------
Paul Newhagen
                                Director                                July __, 2000
-----------------------------
Robert W. Reed

/s/ Deborah D. Reiman           Director                                July 18, 2000
-----------------------------
Deborah D. Rieman

/s/ William E. Terry            Director                                July 18, 2000
-----------------------------
William E. Terry


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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       -----------------------------------

                                    EXHIBITS

                       -----------------------------------


                       Registration Statement on Form S-8

                               Altera Corporation

                                  July 18, 2000



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